UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 August 5, 2004
                Date of Report (date of earliest event reported)

                        CHINA DIRECT TRADING CORPORATION
             (Exact name of Registrant as specified in its charter)

          Florida                   33-4707-NY         84-1047159
(State or other jurisdiction      (Commission        (IRS Employer
of incorporation or organization)  File No.)         Identification
                                                            Number)

                          12535 Orange Drive, Suite 613
                              Davie, Florida 33330
                    (Address of principal executive offices)

                                 (954) 474-0224
              (Registrant's telephone number, including area code)

ITEM 5 OTHER MATERIALLY IMPORTANT EVENTS

The Company signed an agreement for an equity line of financing with Dutchess Private Equities, Fund, II, L.P., a Delaware limited partnership, ("Dutchess") on August 5, 2004, to provide up to a $2,500,000 funding to the Company. Under the equity line of financing, the Company has the right, upon satisfying certain conditions, to put or require Dutchess to purchase shares of Company Common
Stock. One of the conditions to the put is that the shares of Company Common Stock acquired under the equity line of credit must be registered under the Securities Act of 1933, as amended.

         The purchase price for the shares of Company Common Stock identified in the put shall be equal to 95% of the lowest closing bid price of the Common Stock (as reported by www.bloomberg.com) during the period commencing on the date of the put being delivered to Dutchess by the Company and ending on and including the date that is five (5) trading days after such put date. The maximum amount that the Company shall be entitled to put to Dutchess(the "Put Amount") shall be equal to, at the Company's election, either: (A) 200% of the average daily volume (U.S. market only) of the Common Stock for the 20 Trading Days immediately prior to the applicable put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put date (as reported by www.bloomberg.com), or (B) $100,000; provided that in no event will the Put Amount be more than $1,000,000 with respect to any single put. The Company has the right, but not the obligation, to cancel that portion of a Put if the purchase price of the Common Stock does not equal or exceed 85% of the lowest closing bid price as quoted by www.Bloomberg.com for the ten Trading Day period immediately preceding such put notice date. The proceeds from the sale of the shares under the equity line of credit must be used for general working capital or acquisitions by the Company.

         The Company also signed a registration rights agreement with Dutchess on August 5, 2004, which agreement obligates the Company to file a registration statement under the Securities Act of 1933, as amended, to register the shares of Company Common Stock to be used in the equity line of financing with Dutchess. The Company anticipates that it will take several months to register the shares of Common Stock underlying the equity line of credit.

         The agreement with Dutchess for the equity line of credit limits the total number of shares of Company Common Stock issuable under the equity line of credit limits the total number of shares that can be issued to Dutchess to that amount that equals 18% of the issued and outstanding shares of Company Common Stock (based on 502,410,299 shares issued and outstanding). Further, the Company is not obligated to put all or any portion of the shares to Dutchess under the equity line of credit. The equity line of credit could be highly dilutive of existing shareholders even with such limitations. The Company, which has limited assets because of the nature of its business, and is a penny stock company, has been unable to locate better terms and conditions for funding and believes that the Dutchess equity line of credit presents the best available terms under current circumstances.

         The above is a summary of certain terms and conditions of the equity line of credit. The summary is qualified in its entirety by reference to the Investment Agreement and Registration Agreement - both attached to this Report as an exhibit.

ITEM 7. FINANCIAL STATES AND EXHIBITS

      (c) EXHIBITS

      The following exhibits are filed with this Report:

10.1 Investment Agreement, dated August 5, 2004, by the Company and Dutchess Private Equities Fund, II, LP

10.2 Registration Rights Agreement, dated August 5, 2004, by the Company and Dutchess Private Equities Fund, II, LP

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT TRADING CORPORATION

Date:  August 6, 2004

                                      By: /s/ Howard Ullman
                                      ----------------------
                                      Howard Ullman, Chief
                                      Executive Officer and
                                      President and Chairman


EXHIBIT INDEX

Exhibit #       Description

10.1 Investment Agreement, dated August 5, 2004, by Company and Dutchess Private Equities Fund, II, LP; and

10.2 Registration Rights Agreement, dated August 5, 2004, by Company and Dutchess Private Equities Fund, II, LP